                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints David A. Hose and Andrew M. Murray, or either of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                  Title                              Date

 /s/ David A. Hose                  President, Chief Executive Officer and            January 18, 2001
-------------------------------     Chairman of the Board of Directors
David A. Hose                       (Principal Executive Officer)

 /s/ Andrew M. Murray               Senior Vice President of Finance, Chief           January 18, 2001
-------------------------------     Financial Officer and Secretary-Treasurer
Andrew M. Murray                    (Principal Financial and Accounting Officer)

 /s/ Mark H. Flolid                 Executive Vice President of Corporate             January 18, 2001
-------------------------------     Development and Director
Mark H. Flolid

 /s/ Charles P. Waite, Jr.          Director                                          January 18, 2001
-------------------------------
Charles P. Waite, Jr.

 /s/ B. Holt Thrasher               Director                                          January 18, 2001
-------------------------------
B. Holt Thrasher

 /s/ Eric L. Doggett                Director                                          January 18, 2001
-------------------------------
Eric L. Doggett

 /s/ Perry M. LaForge               Director                                          January 18, 2001
-------------------------------
Perry M. LaForge